EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form 8-K/A (Amendment No. 1) of Digital Music Group, Inc. of our report dated March 28, 2006 relating to our audit of the Digital Musicworks International, Inc. financial statements, which appear in the Annual Report on Form 10-K of Digital Music Group, Inc. for the year ended December 31, 2005.

/s/ Perry-Smith LLP

Sacramento, California

April 18, 2006